Exhibit 99.1

PROGRESS TOWARD PROFITABILITY CONTINUES AS SOLERA NATIONAL BANCORP, INC. REPORTS THIRD QUARTER 2009 RESULTS

Results Reflect Sharp Reduction in Quarterly Loss and Strong Balance Sheet Growth

Performance Highlights

•                  Net Loss Declines Sharply: Net loss of $261,000 in third quarter 2009 declined $262,000, or 50%, from second quarter 2009.

•                  Revenue Growth:  Net interest and dividend income increased 71% to $763,000 in third quarter 2009 compared with $446,000 in third quarter 2008.

•                  Strong Loan Production: The loan portfolio grew 126% to $48.5 million at September 30, 2009 compared to $21.4 million at December 31, 2008.  Compared with September 30, 2008, the loan portfolio grew $34.3 million, or 242%.

•                  Credit Quality Remains Strong:  Solera National Bank continues to have no non-performing assets and has not experienced net credit losses since opening in September 2007.  The Bank has an allowance for loan losses at 1.44% of gross loans as of September 30, 2009.

•                  Customer Deposits: Customer Deposits grew 173% to $102.9 million at September 30, 2009 compared with $37.7 million at December 31, 2008 and were up 312% from $25.0 million at September 30, 2008.  Versus the prior quarter, customer deposits increased $36.6 million, representing growth of 55%.

•                  Number of Accounts: The number of loan and deposit accounts grew 118% to 1,651 accounts at September 30, 2009 from 759 accounts as of September 30, 2008.

•                  Continued Capital Strength: At September 30, 2009, the Company’s tangible book value per share was $6.94.  Solera National Bank continues to exceed the regulatory requirements of a well-capitalized bank with a Tier 1 Leverage Capital Ratio of 13.6% and a Total Risk-Based Capital Ratio of 20.7% at September 30, 2009.

Lakewood, CO — October 26, 2009  — Solera National Bancorp, Inc. (OTC Bulletin Board: SLRK), the holding company for Solera National Bank, reported third quarter 2009 financial results that reflected a sharp reduction in the quarterly loss and continued balance sheet growth.  The Company reported a net loss of $261,000 or ($0.10) per share compared with a net loss of $523,000 or ($0.20) per share in second quarter 2009. The Company continues to steadily narrow losses as it moves toward profitability.

During third quarter 2009, total interest and dividend income was $1.36 million, the best in the Company’s history, growing 111% over third quarter 2008.  Interest and fee income on loans was $598,000, also the highest in the Bank’s history, growing 215% compared with third quarter 2008.

“We were very encouraged by the top-line growth during the quarter, which contributed to the substantial reduction in our net loss.  These positive results continue to validate our business strategy and growing visibility in the marketplace.  Importantly, we significantly increased core deposits during the quarter, capitalizing on our strength as a relationship bank,” commented Douglas Crichfield, President and CEO.

Net interest and dividend income rose to $763,000 in third quarter 2009, 14% higher than the prior quarter and 71% higher than third quarter 2008.  The Company generated noninterest income of $178,000 in third quarter 2009, compared with $101,000 and $28,000, respectively, in second quarter 2009 and third quarter 2008.

The Company reported record total assets of $132.4 million at the close of third quarter 2009, compared with $54.9 million in third quarter 2008. Total assets rose $36.0 million from June 30, 2009.  Loans of $48.5 million increased $9.2 million over the trailing quarter.

“We continued our growth trend, increasing customer deposits by 55% while growing our loan portfolio 23% versus the prior quarter,” remarked Robert J. Fenton, Executive Vice President and Chief Financial Officer.  “The rise in interest-earning assets and our diligent focus on expenses enabled us to significantly improve the bottom line for the quarter.”

Management noted that since September 2008, the Company has been successful in generating revenue growth well in excess of noninterest expense. Noninterest expense in third quarter 2009 of $1.02 million declined by $134,000 and $23,000 from the two previous quarters, respectively.  The prior quarter included a $41,000 charge for the FDIC special assessment.

At the end of the third quarter 2009, the Company had no non-performing assets.  However, given the growth in the loan portfolio and the current economic environment, the Company increased its allowance for loan losses by $180,000 from the trailing quarter to $700,000, representing 1.44% of gross loans.

“While the Denver-area economy remained relatively stable and our loan portfolio reflected the continued strength of our customer base and our Bank’s sound underwriting practices, we continued to be conservative in our reserving practices,” noted Fenton.

Customer deposits totaled $102.9 million at the end of the third quarter, an increase of $36.6 million and $77.9 million compared to second quarter 2009 and third quarter 2008, respectively.  Importantly, the growth in customer deposits during the quarter was entirely in non-CD accounts, which the Company believes will be a more stable source of funds over the long-term.  The number of loan and deposit accounts grew to 1,651, an increase of 29% and 118% compared to the second quarter 2009 and third quarter 2008, respectively.

“For the past several quarters, we offered very competitive rates on our savings and checking account products, which helped attract a considerable number of new customers,” explained Crichfield.  “While this led to a lower net interest margin in the short-term, we believe the ability to leverage these new accounts to generate additional relationship business and cross-sell products and services is an investment in long-term growth opportunities.”  He noted the Bank has recently lowered rates on these products with no net loss of customers.

The Company had significant liquidity at quarter-end, including unsecured federal fund purchase lines and additional secured borrowing capacity at the Federal Home Loan Bank Topeka, the Federal Reserve Bank, and through a correspondent bank relationship.

Looking ahead to the next several quarters, Crichfield said the Bank plans to focus on profitability. “We have grown rapidly and have reached a point where we can modify our asset mix from that of a startup bank to a more mature entity,” he explained. “We’re in a position to reduce the size of our investment portfolio, using the proceeds to free up funds for increased lending. There will be a strong focus on growing net interest margin while continuing to manage expenses.”

“We completed our second year of operations with significant momentum,” said Crichfield.  “The Company is well positioned to continue capitalizing on the current economic and industry conditions and to achieve profitability within the typical timeframe for de novo banks.”

About Solera National Bancorp, Inc.

Solera National Bancorp, Inc. was incorporated in 2006 to organize and serve as the holding company for Solera National Bank which opened for business on September 10, 2007.  Solera National Bank is a traditional, community, commercial bank with a specialized focus serving the Hispanic market.  For more information, visit http://www.solerabank.com.

Cautions Concerning Forward-Looking Statements

All information in this press release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements contained in this release, which are not historical facts and that relate to future plans or projected results of Solera National Bancorp, Inc. (“Company”) and its wholly-owned subsidiary, Solera National Bank (“Bank”), are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These risks and uncertainties can include the risks associated with the ability to grow the Bank and the services it provides, the ability to successfully integrate new business lines and expand into new markets, competition in the marketplace, general economic conditions and many other risks described in the Company’s Securities and Exchange Commission filings. The most significant of these uncertainties are described in our Annual Report on Form 10-K and Quarterly reports on Form 10-Q all of which any reader of this release is encouraged to study (including all amendments to those reports)

and exhibits to those reports, and include (but are not limited to) the following: the Company has a very limited operating history upon which to base an estimate of its future financial performance; the Company expects to incur losses during its initial years of operations; the Bank’s failure to implement its business strategies may adversely affect the Company’s financial performance; the departures of key personnel or directors may impair the Bank’s operations; and general economic and market conditions. We undertake no obligation to update or revise any forward-looking statement. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

FINANCIAL TABLES FOLLOW

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

($000s)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
ASSETS
Cash and due from banks	$1,087	$718	$1,577	$1,436	$556
Federal funds sold	4,975	385	—	965	4,865
Interest-bearing deposits with banks	2,241	—	—	—	1,287
Investment securities, available-for-sale	73,026	53,718	52,484	41,557	31,869
FHLB and Federal Reserve Bank stocks, at cost	1,092	1,064	1,069	1,080	1,001
Gross loans	48,490	39,308	31,066	21,413	14,181
Net deferred (fees)/expenses	(135)	(103)	(118)	(57)	(35)
Allowance for loan losses	(700)	(520)	(386)	(268)	(180)
Net loans	47,655	38,685	30,562	21,088	13,966
Premises and equipment, net	909	948	978	1,012	902
Accrued interest receivable	677	657	468	383	229
Other assets	752	214	244	222	268
TOTAL ASSETS	$132,414	$96,389	$87,382	$67,743	$54,943

LIABILITIES AND STOCKHOLDERS’ EQUITY
Noninterest-bearing demand deposits	$4,346	$5,637	$5,171	$3,910	$1,897
Interest-bearing demand deposits	11,537	2,773	4,372	2,604	6,403
Savings and money market deposits	42,323	13,219	8,676	6,873	8,949
Time deposits	44,696	44,630	37,269	24,275	7,715
TOTAL DEPOSITS	102,902	66,259	55,488	37,662	24,964

Securities sold under agreements to repurchase and federal funds purchased	26	1,541	1,182	398	—
Accrued interest payable	139	113	109	80	47
Accounts payable and other liabilities	1,894	420	1,799	394	241
FHLB borrowings	7,750	9,500	10,000	10,000	10,000
Deferred rent liability	80	74	68	61	53
Capital lease liability	128	138	147	156	165
TOTAL LIABILITIES	112,919	78,045	68,793	48,751	35,470

Common stock	26	26	26	26	26
Additional paid-in capital	25,713	25,660	25,607	25,558	25,535
Accumulated deficit	(8,007)	(7,746)	(7,222)	(6,740)	(5,977)
Accumulated other comprehensive income	1,763	404	178	148	(111)
TOTAL STOCKHOLDERS’ EQUITY	19,495	18,344	18,589	18,992	19,473
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$132,414	$96,389	$87,382	$67,743	$54,943

SOLERA NATIONAL BANCORP, INC.

CONSOLIDATED INCOME STATEMENTS

(unaudited)

	For the Three Months Ended:
($000s)	9/30/09	6/30/09	3/31/09	12/31/08	9/30/08
Interest and dividend income
Interest and fees on loans	$598	$469	$314	$239	$190
Federal funds sold	2	—	1	6	28
Investment securities	752	650	598	436	405
Dividends on bank stocks	11	10	10	11	13
Other	—	—	—	18	10
Total interest and dividend income	1,363	1,129	923	710	646

Interest expense
Deposits	517	369	294	144	102
Securities sold under agreements to repurchase and federal funds purchased	2	4	3	2	—
FHLB borrowings	78	86	92	102	94
Capital leases	3	3	4	4	4
Total interest expense	600	462	393	252	200
Net interest and dividend income	763	667	530	458	446
Provision for loan losses	180	135	117	88	46
Net interest and dividend income after provision for loan losses	583	532	413	370	400

Noninterest income
Customer service and other fees	80	71	69	53	21
Gain on sale of securities	98	30	77	2	—
Sublease income	—	—	4	7	7
Total noninterest income	178	101	150	62	28

Noninterest expense
Salaries and employee benefits	591	686	612	766	561
Occupancy	142	139	136	135	(20)
Professional fees	53	67	116	91	22
Other general and administrative	236	264	181	203	211
Total noninterest expense	1,022	1,156	1,045	1,195	774

Net loss	$(261)	$(523)	$(482)	$(763)	$(346)

Number of deposit accounts	1,510	1,152	1,034	773	676
Number of loan accounts	141	127	114	96	83
Total accounts	1,651	1,279	1,148	869	759